Q1 FY22 Earnings Release	Page 1 of 4

For more information contact:

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 10% First Quarter Revenue Growth Led by Strong Software Demand

SEATTLE, WA - January 25, 2022 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal first quarter ended December 31, 2021.
“Our customers’ need to grow and evolve the applications that support and drive their businesses led to strong demand for F5’s application security and delivery solutions, fueling 10% revenue growth in our first quarter,” said François Locoh-Donou, F5’s President and CEO. “Demand for software solutions was particularly strong, with non-GAAP software revenue growing 47% compared to the same period in the prior year.”
First Quarter Performance Summary
First quarter fiscal year 2022 GAAP revenue was $687 million, up 10% from GAAP revenue of $625 million and non-GAAP revenue of $626 million in the year ago period. First quarter fiscal year 2022 GAAP and non-GAAP revenue growth was driven by 19% product revenue growth and 2% global services revenue growth over the prior year. Non-GAAP product revenue was driven by 47% software revenue growth and 1% systems revenue growth compared to the year ago period.
GAAP net income for the first quarter of fiscal year 2022 was $94 million, or $1.51 per diluted share compared to first quarter fiscal year 2021 GAAP net income of $88 million, or $1.41 per diluted share.
Non-GAAP net income for the first quarter of fiscal year 2022 was $179 million, or $2.89 per diluted share, compared to $161 million, or $2.59 per diluted share, in the first quarter of fiscal year 2021.
A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
“Demand drivers across our business are as strong as they have ever been,” Locoh-Donou continued. “Customers increasingly see F5 as an innovator uniquely equipped to help them build and scale both their traditional and modern application environments with our software- and systems-based solutions.”
While demand for its solutions remains robust, the Company expects that its ability to meet customers' continued strong demand for systems will be restricted by supply chain constraints for the remainder of fiscal year 2022. As a result, it expects fiscal second quarter revenue in a range of $610 to $650 million. It further expects fiscal year 2022 revenue growth in a range of 4.5% to 8%, down from its prior expectation of 8% to 9% growth. The Company expects fiscal year 2022 software revenue growth near the top end of its previously provided 35% to 40% guidance range, and fiscal year 2022 global services revenue growth of 1% to 2%.

Q1 FY22 Earnings Release	Page 2 of 4
All forward-looking non-GAAP measures included in the Company's business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, January 25, 2022, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 5436168. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, future financial performance including revenue, revenue growth and earnings growth; demand for application security and delivery services, and software products; expectations regarding future customers, markets and the benefits of products; and other statements that are not historical facts are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates acquired businesses, teams, and technologies; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell acquired businesses’ product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; potential disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and

Q1 FY22 Earnings Release	Page 3 of 4
other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Q1 FY22 Earnings Release	Page 4 of 4
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2021	2021
ASSETS
Current assets
Cash and cash equivalents	$512,406	$580,977
Short-term investments	346,548	329,630
Accounts receivable, net of allowances of $3,262 and $3,696	419,282	340,536
Inventories	20,795	22,055
Other current assets	388,942	337,902
Total current assets	1,687,973	1,611,100
Property and equipment, net	185,355	191,164
Operating lease right-of-use assets	237,341	244,934
Long-term investments	76,991	132,778
Deferred tax assets	148,333	128,193
Goodwill	2,260,407	2,216,553
Other assets, net	490,508	472,558
Total assets	$5,086,908	$4,997,280
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$58,253	$62,096
Accrued liabilities	314,845	341,487
Deferred revenue	1,039,515	968,669
Current portion of long-term debt	19,275	19,275
Total current liabilities	1,431,888	1,391,527
Deferred tax liabilities	2,723	2,414
Deferred revenue, long-term	536,984	521,173
Operating lease liabilities, long-term	287,596	296,945
Long-term debt	344,954	349,772
Other long-term liabilities	77,402	75,236
Total long-term liabilities	1,249,659	1,245,540
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,711 and 60,652 shares issued and outstanding	145,189	192,458
Accumulated other comprehensive loss	(21,215)	(20,073)
Retained earnings	2,281,387	2,187,828
Total shareholders’ equity	2,405,361	2,360,213
Total liabilities and shareholders’ equity	$5,086,908	$4,997,280

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2021	2020
Net revenues
Products (1)	$343,149	$288,045
Services	343,951	336,572
Total	687,100	624,617
Cost of net revenues (2)(3)(4)(5)
Products	81,662	67,038
Services	53,411	47,941
Total	135,073	114,979
Gross profit	552,027	509,638
Operating expenses (2)(3)(4)(5)
Sales and marketing	234,035	214,546
Research and development	130,271	114,191
General and administrative	65,661	63,153
Restructuring charges	7,909	—
Total	437,876	391,890
Income from operations	114,151	117,748
Other expense, net	(2,431)	(683)
Income before income taxes	111,720	117,065
Provision for income taxes	18,161	29,387
Net income	$93,559	$87,678

Net income per share — basic	$1.54	$1.43
Weighted average shares — basic	60,810	61,440

Net income per share — diluted	$1.51	$1.41
Weighted average shares — diluted	61,882	62,282

Non-GAAP Financial Measures
Net income as reported	$93,559	$87,678
Acquisition-related write-downs of assumed deferred revenue	—	1,283
Stock-based compensation expense	63,757	58,069
Amortization and impairment of purchased intangible assets	19,437	10,706
Facility-exit costs	2,742	1,336
Acquisition-related charges	16,891	17,665
Restructuring charges	7,909	—
Tax effects related to above items	(25,264)	(15,273)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges and restructuring charges (non-GAAP) - diluted	$179,031	$161,464

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges and restructuring charges (non-GAAP) - diluted	$2.89	$2.59

Weighted average shares - diluted	61,882	62,282

(1) GAAP net product revenues	$343,149	$288,045
Acquisition-related write-downs of assumed deferred revenue	—	1,283
Non-GAAP net product revenues	343,149	289,328
GAAP net service revenues	343,951	336,572
Acquisition-related write-downs of assumed deferred revenue	—	—
Non-GAAP net service revenues	343,951	336,572
Total non-GAAP net revenues	$687,100	$625,900

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,545	$7,342
Sales and marketing	26,753	25,243
Research and development	18,583	14,987
General and administrative	10,876	10,497
	$63,757	$58,069

(3) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,959	$7,382
Sales and marketing	8,915	2,749
General and administrative	563	575
	$19,437	$10,706

(4) Includes facility-exit costs as follows:
Cost of net revenues	$482	$172
Sales and marketing	749	406
Research and development	912	334
General and administrative	599	424
	$2,742	$1,336

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$87	$2,490
Sales and marketing	6,164	4,771
Research and development	5,994	4,393
General and administrative	4,646	6,011
	$16,891	$17,665

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2021	2020
Operating activities
Net income	$93,559	$87,678
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	63,757	58,069
Depreciation and amortization	30,260	27,660
Non-cash operating lease costs	9,663	9,698
Deferred income taxes	(6,407)	(694)
Impairment of assets	6,175	6,873
Other	(1,123)	307
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(77,223)	(54,416)
Inventories	1,260	1,443
Other current assets	(44,286)	(23,250)
Other assets	(21,774)	(26,654)
Accounts payable and accrued liabilities	(25,387)	(23,925)
Deferred revenue	76,065	86,193
Lease liabilities	(14,173)	(11,619)
Net cash provided by operating activities	90,366	137,363
Investing activities
Purchases of investments	(36,205)	(42,765)
Maturities of investments	38,138	69,352
Sales of investments	34,549	—
Acquisition of businesses, net of cash acquired	(67,911)	(1,247)
Purchases of property and equipment	(10,564)	(4,697)
Net cash (used in) provided by investing activities	(41,993)	20,643
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	27,581	27,196
Repurchase of common stock	(125,011)	—
Payments on term debt agreement	(5,000)	(5,000)
Taxes paid related to net share settlement of equity awards	(13,595)	(4,481)
Net cash (used in) provided by financing activities	(116,025)	17,715
Net (decrease) increase in cash, cash equivalents and restricted cash	(67,652)	175,721
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(861)	1,655
Cash, cash equivalents and restricted cash, beginning of period	584,333	852,826
Cash, cash equivalents and restricted cash, end of period	$515,820	$1,030,202
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$16,500	$15,032
Cash paid for interest on long-term debt	1,252	1,370
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$818	$1,614